Second Quarter Earnings Call July 28, 2020 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated July 27, 2020 (the “Q2 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2019, the Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Volume trends........................................................................................................ 4 Q2 2020 summary.................................................................................................... 5-6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Uses of free cash flow .............................................................................................. 15 Appendix Map of locations ..................................................................................................... 17 Expansion activity ................................................................................................... 18 Clinical collaboration ............................................................................................... 19 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 20 Overview of rollover shares and SARs ............................................................................ 21 Debt maturity profile and schedule .............................................................................. 22-23 New-store/same-store growth..................................................................................... 24-26 Payment sources (percent of revenues) ......................................................................... 27 Inpatient rehabilitation operational and labor metrics ....................................................... 28 Home health & hospice operational metrics .................................................................... 29 Share information ................................................................................................... 30 Segment operating results ......................................................................................... 31-33 Reconciliations to GAAP ............................................................................................ 34-42 End notes ............................................................................................................. 43-44 Encompass Health 3

Volume trends

- Inpatient rehabilitation patient census and home health starts of care reached a low point the week ended April 12, 2020 (Easter weekend).
  - By the end of June 2020,
    - ✓ inpatient rehabilitation census rebounded to 95% of pre-pandemic levels.
    - ✓ home health starts of care rebounded to pre-pandemic levels.
- Hospice admissions quickly returned to pre-pandemic levels following an initial drop in March 2020.

		2020 vs. 2019			
		April	May	June	Q2
Inpatient Rehabilitation	Total discharges	(20.9)%	(11.8)%	1.3%	(10.7)%
	Same-store discharges	(22.8)%	(13.8)%	(1.0)%	(12.8)%
Home Health	Total admissions	(23.5)%	(8.2)%	8.4%	(7.9)%
	Same-store admissions	(31.9)%	(17.4)%	(2.3)%	(17.3)%
Hospice	Total admissions	27.8%	28.4%	57.3%	37.3%
	Same-store admissions	(1.3)%	(1.0)%	23.7%	6.7%

Inpatient Rehabilitation - Patient Census Information

Week Ended	Feb. 29, 2020	March 31, 2020	April 12, 2020	April 29, 2020	June 3, 2020	July 1, 2020	July 22, 2020
	6,782	5,342	5,139	5,989	6,453	6,506	6,448

Home Health - Starts of Episodes (Includes Starts of Care and Recertifications)

Week Ended	March 1, 2020	March 29, 2020	April 12, 2020	April 26, 2020	May 31, 2020	June 28, 2020	July 19, 2020
	5,242	4,540	4,073	4,241	4,786	5,368	5,514

Hospice - Admissions

Week Ended	March 1, 2020	March 29, 2020	April 12, 2020	April 26, 2020	May 31, 2020	June 28, 2020	July 19, 2020
	270	197	236	239	250	257	235

Encompass Health 4

Q2 2020 summary

($millions)	Q2 2020	Q2 2019	Q2 Growth	6 Months 2020	6 Months 2019	6 Months Growth
Encompass Health Consolidated						
Net operating revenues	$ 1,074.1	$ 1,135.0	(5.4)%	$ 2,256.1	$ 2,259.0	(0.1)%
Adjusted EBITDA	$ 162.2	$ 252.2	(35.7)%	$ 390.2	$ 495.1	(21.2)%
Inpatient Rehabilitation Segment						
Net operating revenues	$ 824.5	$ 873.9	(5.7)%	$ 1,733.7	$ 1,744.0	(0.6)%
Adjusted EBITDA	$ 180.3	$ 233.9	(22.9)%	$ 395.8	$ 463.9	(14.7)%
Home Health and Hospice Segment						
Net operating revenues	$ 249.6	$ 261.1	(4.4)%	$ 522.4	$ 515.0	1.4 %
Adjusted EBITDA	$ 15.0	$ 49.1	(69.5)%	$ 56.0	$ 95.4	(41.3)%

Major takeaways:

- Inpatient rehabilitation segment
  - Discharges decreased 10.7%; same store decreased 12.8%
  - Net revenue per discharge increase of 6.2%
- Home health and hospice segment
  - Home health admissions decreased 7.9%; same store decreased 17.3%
  - Revenue per episode decrease of 1.3%
- Consolidated Adjusted EBITDA decreased 35.7%.
  - Includes the award of approximately $43 million of additional PTO to employees in response to the COVID-19 pandemic[1].
- Adjusted EPS of $0.31 per diluted share decreased $0.77 per share, or 71.3% - see pages 12-13.
- Year-to-date adjusted free cash flow of $242.8 million - see page 14.

Encompass Health

Reconciliations to GAAP provided on pages 34-42
Refer to pages 43-44 for end notes.

5

Q2 2020 summary (cont.)

Expansion activity (see page 18)

- Opened a new 40-bed inpatient rehabilitation hospital in Sioux Falls, South Dakota in June 2020
- Opened a new 40-bed inpatient rehabilitation hospital in Coralville, Iowa in June 2020 in joint venture with the University of Iowa Health Care
- Announced plans to build a 60-bed inpatient rehabilitation hospital in Libertyville, Illinois
- In July, announced plans to build inpatient rehabilitation hospitals in the following locations:
  - ✓ Knoxville, Tennessee (total of 73 beds at two locations; in joint venture with Covenant Health)
  - ✓ St. Augustine, Florida (40 beds)
  - ✓ Lakeland, Florida (50 beds)
  - ✓ Clermont, Florida (50 beds)
- Added 30 beds to existing hospitals (53 beds added year to date)
- Opened one new home health location in Sebring, Florida

Balance sheet - See debt maturity profile on page 22

- Amended credit agreement in April 2020 modifying financial covenants through Q4 2021 in response to the COVID-19 pandemic
- Issued $600 million of senior notes in May 2020
- Approximately $964 million available under $1 billion revolving credit facility and $419 million of cash on balance sheet at quarter end
- Leverage ratio of 4.2x at quarter end (net leverage = 3.7x)

Shareholder and other distributions

- Paid quarterly cash dividend of $0.28 per share in April 2020
- Declared a $0.28 per share quarterly cash dividend in May 2020 (paid in July 2020)
- Declared a $0.28 per share quarterly cash dividend in July 2020 (to be paid in October 2020)

Relief fund grants

- Returned all funds distributed to the Company by HHS under the CARES Act

Encompass Health
Refer to pages 43-44 for end notes.
6

Inpatient rehabilitation segment - revenue

($millions)	Q2 2020	Q2 2019	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 808.0	$ 851.8	(5.1%)
Outpatient and other	16.5	22.1	(25.3%)
Total segment revenue	**$ 824.5**	**$ 873.9**	(5.7%)
(Actual Amounts)			
Discharges	41,682	46,679	(10.7%)
Same-store discharge growth			(12.8%)
Net patient revenue per discharge	$ 19,385	$ 18,248	6.2%
Revenue reserves related to bad debt as a percent of revenue	1.4%	1.4%	(0 basis points)

- **Revenue decline was driven by decreased volumes partially offset by favorable pricing.**
  - **Same-store discharges declined primarily due to the COVID-19 pandemic.**
  - **New-store discharge growth of 2.1% resulted from joint ventures in Lubbock, TX (May 2019) and Boise, ID (July 2019) and wholly owned hospitals in Katy, TX (September 2019) and Murrieta, CA (February 2020).**
  - **New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019.[2]**
- **Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix and the suspension of sequestration starting in May 2020.**
- **The decrease in outpatient and other revenue resulted from the COVID-19 pandemic related suspension of hospital-based outpatient services in mid-March 2020 and the closure of certain hospital-based outpatient programs in 2019.**
  - **The decrease in outpatient and other revenue in Q2 2020 was partially offset by the receipt of $1.9 million of business insurance recoveries related to Hurricane Michael.**

Encompass Health
Refer to pages 43-44 for end notes.
7

Inpatient rehabilitation segment - Adjusted EBITDA Q2 Q2 % of % of ($millions) 2020 Revenue 2019 Revenue Net operating revenues $ 824.5 $ 873.9 Operating expenses: Salaries and benefits (451.4) 54.7% (443.6) 50.8% u Operating expenses as a Other operating expenses(a) (124.3) 15.1% (127.2) 14.6% percent of revenue increased primarily due to COVID-19 Supplies (42.0) 5.1% (36.7) 4.2% pandemic related impacts on Occupancy costs (15.4) 1.9% (16.3) 1.9% patient volumes, staff Hospital operating expenses (181.7) 22.0% (180.2) 20.6% productivity and medical (b) supplies, as well as the award Other income 3.4 1.9 of approximately $29 million Equity in nonconsolidated affiliates 0.6 1.4 of additional PTO to Noncontrolling interests (15.1) (19.5) employees in response to the (1) Segment Adjusted EBITDA $180.3 $ 233.9 COVID-19 pandemic . Percent change (22.9)% In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 1.8 $ 1.4 (b) Change in fair market value of equity securities $ (2.4) $ (0.3) Reconciliations to GAAP provided on pages 34-42 Encompass Health 8 Refer to pages 43-44 for end notes.

Home health and hospice segment - revenue

($millions)	Q2 2020	Q2 2019	Favorable/ (Unfavorable)
Net operating revenues:			
Home health revenue	$ 201.8	$ 222.7	(9.4)%
Hospice revenue	47.8	38.4	24.5 %
Total segment revenue	**$ 249.6**	**$ 261.1**	(4.4)%
Home Health Metrics *(Actual Amounts)*			
Admissions	34,841	37,828	(7.9)%
Same-store admissions growth			(17.3)%
Episodes	60,154	66,881	(10.1)%
Same-store episode growth			(19.1)%
Revenue per episode	$ 2,920	$ 2,959	(1.3)%

- **Decreased volumes and pricing resulted in a decline in revenue.**
  - **Same-store admissions declined primarily due to the COVID-19 pandemic.**
  - **New-store home health admissions growth of 9.4% was primarily due to the acquisition of Alacare on July 1, 2019.**
- **Revenue per episode was negatively impacted by the implementation of PDGM, the effects of which were exacerbated by the COVID-19 pandemic.**
  - **The revenue per episode decrease of 1.3% was favorably impacted by an increase in new episode starts late in the quarter and the suspension of sequestration starting in May 2020.**
- **Hospice revenue increased 24.5% due to the acquisition of Alacare.**

Encompass Health 9

Home health and hospice segment - Adjusted EBITDA

($millions)	Q2 2020	% of Revenue	Q2 2019	% of Revenue
Net operating revenues	$ 249.6		$ 261.1	
Cost of services	(136.7)	54.8%	(119.9)	45.9%
Support and overhead costs[(a)]	(98.3)	39.4%	(89.7)	34.4%
Operating expenses	(235.0)	94.2%	(209.6)	80.3%
Equity in net income of nonconsolidated affiliates	0.1		0.4	
Noncontrolling interests[(b)]	0.3		(2.8)	
Segment Adjusted EBITDA	$ 15.0		$ 49.1	
Percent change	(69.5)%			

In arriving at Adjusted EBITDA, the following were excluded:

	Q2 2020	Q2 2019
(a) Loss (gain) on disposal or impairment of assets	$ 1.2	$ (0.1)
(b) SARs mark-to-market impact on noncontrolling interests (see page 21)	$ —	$ (2.6)

- Segment Adjusted EBITDA for 2019 included the acquisition of Alacare which closed on July 1, 2019.
- All expense ratios in Q2 2020 were impacted by a decrease in revenues primarily related to the implementation of PDGM and the COVID-19 pandemic.
- Cost of services increased primarily due to COVID-19 pandemic related impacts on patient volumes, staff productivity and medical supplies, as well as the award of approximately $14 million of additional PTO to employees in response to the COVID-19 pandemic[(1)].
- Support and overhead costs increased primarily due to increased administrative costs associated with the implementation of PDGM and the Review Choice Demonstration Program and an increase in sales force full-time equivalents.

Encompass Health

Reconciliations to GAAP provided on pages 34-42
Refer to pages 43-44 for end notes.

10

Consolidated Adjusted EBITDA Consolidated Adjusted EBITDA for the quarter of $162.2 million u General and administrative expenses increased as a percent of consolidated revenue primarily due to the decrease in the revenue base resulting from the COVID-19 pandemic. % of Consolidated % of Consolidated ($millions) Q2 2020 Revenue Q2 2019 Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 180.3 $ 233.9 Home health and hospice segment Adjusted EBITDA 15.0 49.1 General and administrative expenses* (33.1) 3.1% (30.8) 2.7% Consolidated Adjusted EBITDA $ 162.2 $ 252.2 Percentage change (35.7)% * General and administrative expenses in the above table exclude stock compensation of $9.9 million and $45.9 million for the second quarter of Encompass Health 2020 and 2019, respectively, as well as $0.4 million in transition costs for the second quarter of 2019. 11 . Reconciliations to GAAP provided on pages 34-42

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q2 2020	Q2 2019	6 Months 2020	6 Months 2019
Adjusted EBITDA	$ 162.2	$ 252.2	$ 390.2	$ 495.1
Depreciation and amortization	(60.7)	(52.7)	(119.5)	(105.2)
Interest expense and amortization of debt discounts and fees	(45.8)	(37.7)	(89.0)	(74.9)
Stock-based compensation expense	(9.9)	(45.9)	(17.0)	(65.3)
Loss on disposal or impairment of assets	(3.0)	(1.3)	(3.1)	(2.4)
	42.8	114.6	161.6	247.3
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt[3]	—	(2.3)	—	(2.3)
Transaction costs	—	(0.4)	—	(1.0)
Gain on consolidation of Treasure Coast[4]	—	—	2.2	—
SARs mark-to-market impact on noncontrolling interests (see page 21)	—	2.6	—	3.4
Change in fair market value of equity securities	2.4	0.3	(0.1)	1.2
Government, class action, and related settlements[5]	—	—	(2.8)	—
Payroll taxes on SARs exercise (see page 21)	—	—	(1.5)	(0.2)
Pre-tax income	45.2	114.8	159.4	248.4
Income tax expense	(11.8)	(23.5)	(38.9)	(54.3)
Income from continuing operations*	$ 33.4	$ 91.3	$ 120.5	$ 194.1
Diluted shares (see page 30)	99.9	99.3	99.6	99.5
Diluted earnings per share*	$ 0.34	$ 0.92	$ 1.21	$ 1.95

- The decrease in EPS primarily resulted from decreased Adjusted EBITDA, higher depreciation and amortization, and higher interest expense offset by a decrease in stock-based compensation.
- Higher depreciation and amortization resulted from capital investments.
- Higher interest expense resulted from increased debt, including the funding of the Alacare acquisition on July 1, 2019 and purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 21).
- Stock-based compensation decreased due to the final exercise of the Home Health Holdings SARs in Q1 2020 (see page 21).
- The lower effective tax rate in 2019 primarily resulted from windfall tax benefits related to the vesting of share-based compensation.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 43-44 for end notes.

Encompass Health 12

Adjusted earnings per share(6) Q2 6 Months 2020 2019 2020 2019 Earnings per share, as reported $ 0.34 $ 0.92 $ 1.21 $ 1.95 Adjustments, net of tax: Government, class action, and related settlements(5) — — 0.02 — Mark-to-market adjustment for stock compensation expense (see page 21) — 0.21 — 0.28 Transaction costs — — — 0.01 Income tax adjustments — (0.07) (0.05) (0.12) Loss on early extinguishment of debt(3) — 0.02 — 0.02 Change in fair market value of equity securities (0.02) — — (0.01) Gain on consolidation of Treasure Coast(4) — — (0.02) — Payroll taxes on SARs exercise — — 0.01 — Adjusted earnings per share* $ 0.31 $ 1.08 $ 1.18 $ 2.12 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 39-42. Encompass Health 13 Refer to pages 43-44 for end notes.

2020 Adjusted free cash flow(7) $75.3 $24.8 ($9.4) ($13.0) $270.0 ($104.9) $242.8 Adjusted free cash Adjusted Working capital Cash interest Cash tax Maintenance Adjusted free cash flow 6 Mos. 2019 EBITDA and other payments payments, capital expenditures flow 6 Mos. 2020 net of refunds u Adjusted free cash flow was lower in the first half of 2020 than the first half of 2019 primarily due to a decrease in Adjusted EBITDA partially offset by a decrease in working capital. Ÿ Decreased working capital primarily resulted from the timing of and increase in payroll tax and interest accruals. ü Accrued payroll taxes increased due to the award of additional PTO to employees in response to the COVID-19 pandemic and the deferral of payroll taxes resulting from government relief efforts during the COVID-19 pandemic. ü Accrued interest increased primarily due to the issuance of $600 million of senior notes in May 2020. Reconciliations to GAAP provided on pages 34-42 Encompass Health Refer to pages 43-44 for end notes. 14

Uses of free cash flow 6 Months 2020 2019 ($millions) Actuals Actuals IRF bed expansions $18.7 $39.8 New IRFs - De novos 58.3 114.2 Growth in core - Acquisitions — — business - Replacement IRFs and other 23.8 83.1 Home health and hospice acquisitions (includes Alacare in 2019) 1.1 231.5 $101.9 $468.6 Debt reduction Debt (borrowings) redemptions, net $(521.0) $(548.2) Quarterly cash dividend currently set at $0.28 per common share Cash dividends on common stock 56.7 108.7 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 21) 262.9 231.4 Common stock repurchases 4.9 45.9 ~$199 million authorization remaining as of June 30, 2020(8) Encompass Health See the debt schedule on page 23. Refer to pages 43-44 for end notes. 15

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of June 30, 2020**

- ● Inpatient rehabilitation hospitals ("IRFs")
- ● Home health locations
- ● Hospice locations
- △ 14 Future IRFs**

39 States and Puerto Rico ~43,300 employees

Inpatient rehabilitation - 06/30/20	
136	IRFs (49 are joint ventures)
35	States and Puerto Rico
~31,800	Employees
23%	of licensed beds†
31%	of Medicare patients served†
Key statistics - trailing 4 quarters	
~184,000	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 06/30/20	
245	Home health locations
83	Hospice locations
31	States
~11,500	Employees
Key statistics - trailing 4 quarters	
~161,300	Home health admissions
~11,900	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of July 27, 2020

† Based on 2017 and 2018 data

Note: One of the 245 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 17

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development

	# of New Beds		
	2020	2021	2022
De novo:			
Murrieta, CA	50	—	—
Sioux Falls, SD	40	—	—
1 Toledo, OH	40		—
2 Cumming, GA	—	50	—
3 North Tampa, FL	—	50	—
4 Stockbridge, GA	—	50	—
5 Greenville, SC	—	40	—
6 Pensacola, FL	—	40	—
7 Shreveport, LA	—	40	—
8 Waco, TX	—	40	—
9 Libertyville, IL	—	—	60
10 St. Augustine, FL	—	—	40
11 Lakeland, FL	—	—	50
12 Clermont, FL	—	—	50
Joint ventures:			
Coralville, IA	40	—	—
13 San Angelo, TX	—	40	—
14 Knoxville, TN	—	—	73
Bed expansions, net*	~120	~100	~100
	~290	~450	~370

Home Health and Hospice Locations

	# of Locations
December 31, 2019	328
Acquisitions	1
Opening of new locations	2
Merging of locations	(3)
June 30, 2020	328

Certain development projects may be delayed due to the COVID-19 pandemic.

14 Previously announced IRF development projects underway

2 New states

Q2 2020 expansion activity highlights:

- Began operating a 40-bed inpatient rehabilitation hospital in Sioux Falls, South Dakota in June 2020
- Began operating a 40-bed inpatient rehabilitation hospital in joint venture with the University of Iowa Health System in Coralville, Iowa in June 2020
- Announced plans to build a 60-bed inpatient rehabilitation hospital in Libertyville, Illinois
- Added 30 beds to existing hospitals**

In July 2020, the Company announced plans to build inpatient rehabilitation hospitals in the following locations:

- Knoxville, Tennessee (total of 73 beds at two locations; in joint venture with Covenant Health)
- St. Augustine, Florida (40 beds)
- Lakeland, Florida (50 beds)
- Clermont, Florida (50 beds)

Q2 2020 expansion activity highlights:

- Opened one home health location in Florida

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

** Does not include the de-licensing of 31 beds in Woburn, Massachusetts

Encompass Health 18

The Company continues to improve the patient experience and outcomes through integrated care delivery.

- **The lower clinical collaboration rate for YTD 2020 was driven by a higher mix of Medicare Advantage patients (see page 27).**
  - Medicare fee-for-service clinical collaboration rate increased 110 bps from 42.8% in YTD 2019 to 43.9% in YTD 2020.
  - Medicare Advantage clinical collaboration rate increased 390 bps from 12.8% in YTD 2019 to 16.7% in YTD 2020.

- **Clinical collaboration objectives:**
  - Improve patient experience and outcomes
  - Reduce total cost of care across a post-acute episode
- Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
18.5%
8,555
37,671
71
2015
25.4%
13,800
40.637
72
2016
29.5%
17,947
42,950
76
2017
34.0%
21,547
41,858
81
2018
35.6%
24,560
44,479
89
2019
33.9%
12,364
24,064
89
YTD 2020
Encompass Health IRF discharges to:
EHC Home Health
Non-EHC Home Health
Overlap Markets*

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 19

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to ten years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews. CMS may conduct reviews during or after the public health emergency if there is an indication of potential fraud. Reviews are scheduled to resume on Aug. 3, 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q2 2020	$(1.5)	$(3.5)	$–	$–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–

Impact to Balance Sheet

	June 30, 2020	Dec. 31, 2019	Dec. 31, 2018
		(In Millions)	
Pre-payment claims denials	$ 144.0	$ 155.3	$ 158.1
Recorded reserves	(43.2)	(46.6)	(47.4)
Net accounts receivable from pre-payment claims denials	**$ 100.8**	**$ 108.7**	**$ 110.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health 20

Overview of rollover shares and SARs previously held by members of the home health and hospice management

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling approximately $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes.


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs was determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
Activity	In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the exercises upon payment of approximately $65 million, approximately $163 million, and approximately $162 million in Q1 2018, Q3 2019 and Q1 2020, respectively. After the approximate $162 million payment was made in February 2020, only $46 million of the rollover shares remained outstanding, representing approximately 1.2% Home Health Holdings.
	In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million.
	On Feb. 20, 2020, the Company and each of April Anthony and Luke James agreed to exchange the remaining rollover shares (approximately $45 million and $1 million, respectively) for an equal value of shares of EHC. The exchange settled in March 2020.

Encompass Health 21

Debt maturity profile - face value As of June 30, 2020* ($ in millions) Callable beginning Callable beginning (9) (9) $964 February 2023 February 2025 Available Callable beginning November 2017(3) $0 Drawn + $36 reserved for LCs Revolver capacity Callable beginning $700 September 2020 Callable beginning Senior March 2018 Notes $800 $800 5.75% Senior Senior Notes Notes 4.5% $350 4.75% $300 Senior Senior $258 Notes Term Notes 5.75% 5.125% Revolver Loans 2020 2022 2023 2024 2024 2024 2025 2026 2027 2028 2029 2030 No significant debt In May 2020, the Company re-opened the maturities prior to 2023 2028 and 2030 notes and issued an additional $300 million of each series of notes(9). * This chart does not include ~$377 million of finance lease obligations or ~$40 million of other notes payable. Encompass Health See the debt schedule on page 23. 22

Debt schedule Change in June 30, December 31, Debt vs. ($millions) 2020 2019 YE 2019 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ — $ 45.0 $ (45.0) Term loan facility, November 2024 - LIBOR +150bps 258.0 265.2 (7.2) Bonds Payable: 5.125% Senior Notes due 2023 297.7 297.3 0.4 5.75% Senior Notes due 2024(3) 697.6 697.3 0.3 5.75% Senior Notes due 2025 346.0 345.6 0.4 4.50% Senior Notes due 2028(9) 784.1 491.7 292.4 4.75% Senior Notes due 2030(9) 782.5 491.7 290.8 Other notes payable 40.4 44.7 (4.3) Finance lease obligations 377.3 384.1 (6.8) Long-term debt $ 3,583.6 $ 3,062.6 $ 521.0 Debt to Adjusted EBITDA 4.2x 3.2x Leverage net of cash on balance sheet 3.7x 3.1x Encompass Health Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-44 for end notes. 23

New-store/same-store growth Inpatient Rehabilitation (2) Shelby County, AL (34 beds) Yuma, AZ (51 beds) Bluffton, SC (38 beds) Boise, ID (40 beds) Katy, TX (40 beds) Murrells Inlet, SC Sioux Falls, SD (40 beds) 15.0 Pearland, TX (29 beds) Lubbock, TX (40 beds) (40 beds) Coralville, IA (40 beds) Jackson, TN 10.0 (48 beds) Winston-Salem, NC Murrieta, CA (68 beds) (50 beds) 5.0 0.0 -5.0 -10.0 -15.0 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Discharges Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 New store 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% 2.1% Same store 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% (12.8)% Total by qtr. 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% (10.7)% Total by year 4.0% 4.6% 3.9% Same-store year* 1.8% 2.8% 1.8% Same-store year UDS (10) (0.5)% 1.1% 1.3% Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic. * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 43-44 for end notes. 24

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) 30.0 Acquired Camellia Healthcare in July 2019 (14 home health locations in 3 states) in May 2018 20.0 10.0 0.0 -10.0 -20.0 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Admissions Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 New store 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% 9.4% Same store* 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% (17.3)% Total by quarter 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% (7.9)% Total by year 17.0% 10.0% 16.3% Same-store year* 11.4% 5.6% 7.7% u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened 2 home health locations and consolidated one former equity method location(4). Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic. * Includes consolidated home health agencies classified as same store during each period Encompass Health 25 Refer to pages 43-44 for end notes.

New-store/same-store growth Hospice Acquired Camellia Healthcare (18 hospice locations in 3 states) Acquired Alacare Home Health & Hospice 70.0 in May 2018 (23 hospice locations in Alabama) in July 2019 60.0 50.0 40.0 30.0 20.0 10.0 0.0 -10.0 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Admissions Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 New store 24.2% 8.8% 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% 30.6% Same store* 28.8% 27.2% 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% 6.7% Total by quarter 53.0% 36.0% 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% 37.3% Total by year 45.9% 53.5% 39.8% Same-store year* 20.9% 24.6% 12.2% u In 2017, the Company acquired or opened 2 hospice locations. u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened 1 hospice location. Encompass Health * Includes consolidated hospice agencies classified as same store during each period 26

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q2 Q2 Q2 6 Months Full Year 2020 2019 2020 2019 2020 2019 2020 2019 2019 Medicare 61.1% 72.1% 81.8% 84.7% 65.8% 74.9% 69.8% 75.4% 75.1% Medicare Advantage 20.1% 11.1% 11.7% 10.2% 18.2% 10.9% 14.9% 10.3% 10.6% Managed care 10.7% 9.9% 4.6% 3.1% 9.3% 8.3% 8.9% 8.3% 8.3% Medicaid 4.2% 3.1% 1.6% 1.8% 3.6% 2.8% 3.3% 2.8% 2.8% Other third-party payors 1.1% 1.2% —% —% 0.9% 0.9% 0.9% 0.9% 0.9% Workers’ compensation 0.5% 0.7% 0.1% 0.1% 0.4% 0.6% 0.5% 0.7% 0.7% Patients 0.5% 0.6% 0.1% —% 0.4% 0.5% 0.5% 0.5% 0.5% Other income 1.8% 1.3% 0.1% 0.1% 1.4% 1.1% 1.2% 1.1% 1.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Growth in Medicare Advantage as a percent of revenue within the inpatient rehabilitation segment for Q2 2020 resulted in part from suspension of prior authorization requirements. Encompass Health 27

Inpatient rehabilitation operational and labor metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2020 2020 2019 2019 2019 2019 2019 (In Millions) Net patient revenue-inpatient $ 808.0 $ 890.0 $ 873.5 $ 850.6 $ 851.8 $ 847.6 $ 3,423.5 Net patient revenue-outpatient and other revenues 16.5 19.2 23.2 21.7 22.1 22.5 89.5 Net operating revenues $ 824.5 $ 909.2 $ 896.7 $ 872.3 $ 873.9 $ 870.1 $ 3,513.0 (Actual Amounts) Discharges(11) 41,682 47,750 47,885 46,669 46,679 45,609 186,842 Net patient revenue per discharge $ 19,385 $ 18,639 $ 18,242 $ 18,226 $ 18,248 $ 18,584 $ 18,323 Outpatient visits 15,760 69,743 82,536 86,395 104,566 102,028 375,525 Average length of stay 13.2 12.7 12.4 12.6 12.5 12.8 12.6 Occupancy % 64.5% 71.3% 70.0% 69.2% 70.6% 72.3% 69.5% # of licensed beds 9,401 9,322 9,249 9,219 9,062 8,941 9,249 Occupied beds 6,064 6,647 6,474 6,380 6,398 6,464 6,428 Full-time equivalents (FTEs)(12) 20,809 22,318 22,096 22,037 21,570 21,345 21,762 Contract labor 116 161 159 187 227 246 205 Total FTE and contract labor 20,925 22,479 22,255 22,224 21,797 21,591 21,967 EPOB(13) 3.45 3.38 3.44 3.48 3.41 3.34 3.42 Refer to pages 43-44 for end notes. Encompass Health 28

Home health and hospice operational metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2020 2020 2019 2019 2019 2019 2019 (In Millions) Net home health revenue $ 201.8 $ 224.8 $ 236.9 $ 238.9 $ 222.7 $ 219.5 $ 918.0 Net hospice revenue 47.8 48.0 50.8 50.4 38.4 34.4 174.0 Net operating revenues $ 249.6 $ 272.8 $ 287.7 $ 289.3 $ 261.1 $ 253.9 $ 1,092.0 Home Health: (Actual Amounts) Admissions(14) 34,841 42,476 41,781 42,174 37,828 37,944 159,727 Recertifications 28,328 26,553 29,460 30,213 28,129 28,282 116,084 Episodes 60,154 68,652 73,055 72,016 66,881 63,626 275,578 Average revenue per episode $ 2,920 $ 2,909 $ 2,901 $ 2,980 $ 2,959 $ 3,057 $ 2,972 Episodic visits per episode 17.4 16.3 16.4 17.3 17.1 17.7 17.1 Total visits 1,250,546 1,306,230 1,372,326 1,425,323 1,325,362 1,308,610 5,431,621 Cost per visit $ 89 $ 81 $ 79 $ 78 $ 76 $ 75 $ 77 Hospice: Admissions(15) 3,190 2,986 2,866 2,884 2,324 2,378 10,452 Patient days 336,507 334,545 345,855 353,549 259,501 239,022 1,197,927 Average daily census 3,698 3,676 3,759 3,843 2,852 2,656 3,282 Revenue per day $ 142 $ 144 $ 147 $ 142 $ 148 $ 144 $ 145 Encompass Health Refer to pages 43-44 for end notes. 29

Share information Weighted Average for the Period Q2 6 Months Full Year (In Millions) 2020 2019 2020 2019 2019 2018 2017 Basic shares outstanding(16) 98.7 98.0 98.5 98.2 98.0 97.9 93.7 Convertible senior subordinated notes(16) — — — — — — 4.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.2 1.3 1.1 1.3 1.4 1.9 1.6 Diluted shares outstanding 99.9 99.3 99.6 99.5 99.4 99.8 99.3 End of Period Q2 6 Months Full Year (In Millions) 2020 2019 2020 2019 2019 2018 2017 Basic shares outstanding 99.4 97.8 99.4 97.8 98.6 98.9 98.3 Encompass Health Refer to pages 43-44 for end notes. 30

Segment operating results

(In Millions)	Q2 2020 IRF	Q2 2020 Home Health and Hospice	Q2 2020 Reclasses	Q2 2020 Consolidated	Q2 2019 IRF	Q2 2019 Home Health and Hospice	Q2 2019 Reclasses	Q2 2019 Consolidated
Net operating revenues	$ 824.5	$ 249.6	$ –	$ 1,074.1	$ 873.9	$ 261.1	$ –	$ 1,135.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(451.4)	–	(200.5)	(651.9)	(443.6)	–	(179.3)	(622.9)
Other operating expenses[a]	(124.3)	–	(21.0)	(145.3)	(127.2)	–	(21.3)	(148.5)
Supplies	(42.0)	–	(8.6)	(50.6)	(36.7)	–	(5.0)	(41.7)
Occupancy costs	(15.4)	–	(4.9)	(20.3)	(16.3)	–	(4.0)	(20.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(136.7)	136.7	–	–	(119.9)	119.9	–
Support and overhead costs	–	(98.3)	98.3	–	–	(89.7)	89.7	–
	(633.1)	(235.0)	–	(868.1)	(623.8)	(209.6)	–	(833.4)
Other income[b]	3.4	–	–	3.4	1.9	–	–	1.9
Equity in net income of nonconsolidated affiliates	0.6	0.1	–	0.7	1.4	0.4	–	1.8
Noncontrolling interests[c]	(15.1)	0.3	–	(14.8)	(19.5)	(2.8)	–	(22.3)
Segment Adjusted EBITDA	**$ 180.3**	**$ 15.0**	**$ –**	**195.3**	**$ 233.9**	**$ 49.1**	**$ –**	**283.0**
General and administrative expenses[d][e]				(33.1)				(30.8)
Adjusted EBITDA				**$ 162.2**				**$ 252.2**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 1.8	$ 1.2	$ –	$ 3.0	$ 1.4	$ (0.1)	$ –	$ 1.3
(b) Change in fair market value of equity securities	$ (2.4)	$ –	$ –	$ (2.4)	$ (0.3)	$ –	$ –	$ (0.3)
(c) SARs mark-to-market impact on noncontrolling interests (see page 21)	$ –	$ –	$ –	$ –	$ –	$ (2.6)	$ –	$ (2.6)
(d) Stock-based compensation	$ –	$ –	$ –	$ 9.9	$ –	$ –	$ –	$ 45.9
(e) Transaction costs	$ –	$ –	$ –	$ –	$ –	$ –	$ –	$ 0.4

Encompass Health

Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-44 for end notes.

31

Segment operating results

(In Millions)	Six Months Ended June 30, 2020 IRF	Home Health and Hospice	Reclasses	Consolidated	Six Months Ended June 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 1,733.7	$ 522.4	$ —	$ 2,256.1	$ 1,744.0	$ 515.0	$ —	$ 2,259.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(933.7)	—	(395.8)	(1,329.5)	(888.6)	—	(354.9)	(1,243.5)
Other operating expenses[a]	(259.0)	—	(45.8)	(304.8)	(254.8)	—	(42.7)	(297.5)
Supplies	(81.6)	—	(14.7)	(96.3)	(72.3)	—	(9.5)	(81.8)
Occupancy costs	(30.7)	—	(9.8)	(40.5)	(32.1)	—	(7.8)	(39.9)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(267.6)	267.6	—	—	(236.4)	236.4	—
Support and overhead costs[b]	—	(198.5)	198.5	—	—	(178.5)	178.5	—
	(1,305.0)	(466.1)	—	(1,771.1)	(1,247.8)	(414.9)	—	(1,662.7)
Other income[c][d]	1.8	—	—	1.8	4.7	—	—	4.7
Equity in net income of nonconsolidated affiliates	1.2	0.3	—	1.5	3.5	0.8	—	4.3
Noncontrolling interests[e]	(35.9)	(0.6)	—	(36.5)	(40.5)	(5.5)	—	(46.0)
Segment Adjusted EBITDA	**$ 395.8**	**$ 56.0**	**$ —**	**451.8**	**$ 463.9**	**$ 95.4**	**$ —**	**559.3**
General and administrative expenses[f][g]				(61.6)				(64.2)
Adjusted EBITDA				**$ 390.2**				**$ 495.1**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 1.9	$ 1.2	$ —	$ 3.1	$ 2.5	$ (0.1)	$ —	$ 2.4
(b) Payroll taxes on SARs exercise	$ —	$ 1.5	$ —	$ 1.5	$ —	$ 0.2	$ —	$ 0.2
(c) Change in fair market value of equity securities	$ 0.1	$ —	$ —	$ 0.1	$ (1.2)	$ —	$ —	$ (1.2)
(d) Gain on consolidation of Treasure Coast[4]	$ —	$ (2.2)	$ —	$ (2.2)	$ —	$ —	$ —	—
(e) SARs mark-to-market impact on noncontrolling interests (see p. 21)	$ —	$ —	$ —	—	$ —	$ (3.4)	$ —	$ (3.4)
(f) Stock-based compensation	$ —	$ —	$ —	$ 17.0	$ —	$ —	$ —	$ 65.3
(g) Transaction costs	$ —	$ —	$ —	—	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-44 for end notes.

32

Segment operating results Year Ended December 31, 2019 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,513.0 $ 1,092.0 $ — $ 4,605.0 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,813.1) — (758.9) (2,572.0) Other operating expenses(a) (521.9) — (90.6) (612.5) Supplies (147.0) — (20.9) (167.9) Occupancy costs (64.8) — (17.5) (82.3) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (506.2) 506.2 — Support and overhead costs(b) — (381.7) 381.7 — (2,546.8) (887.9) — (3,434.7) Other income(c)(d) 10.5 — — 10.5 Equity in net income of nonconsolidated affiliates 5.5 1.2 — 6.7 Noncontrolling interests(e) (82.6) (9.5) — (92.1) Segment Adjusted EBITDA $ 899.6 $ 195.8 $ — 1,095.4 General and administrative expenses(f)(g) (130.5) Adjusted EBITDA $ 964.9 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 11.2 $ (0.1) $ — $ 11.1 (b) Payroll taxes on SARs exercise $ — $ 1.0 $ — $ 1.0 (c) Change in fair market value of equity securities $ (0.8) $ — $ — $ (0.8) (d) Gain on consolidation of Yuma(2) $ (19.2) $ — $ — $ (19.2) (e) SARs mark-to-market impact on noncontrolling interests (see page 21) $ — $ (5.0) $ — $ (5.0) (f) Stock-based compensation $ — $ — $ — $ 114.4 (g) Transaction costs $ — $ — $ — $ 2.1 Encompass Health Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-44 for end notes. 33

Reconciliation of net income to Adjusted EBITDA(17) 2020 Q1 Q2 6 Months Per Per Per (in millions, except per share data) Total Share Total Share Total Share Net Income $ 108.7 $ 48.3 $ 157.0 Loss (income) from disc ops, net of tax, attributable to Encompass Health 0.1 (0.1) — Net income attributable to noncontrolling interests (21.7) (14.8) (36.5) Income from continuing operations attributable to Encompass Health* 87.1 $ 0.87 33.4 $ 0.34 120.5 $ 1.21 Government, class action, and related settlements 2.8 — 2.8 Provision for income tax expense 27.1 11.8 38.9 Interest expense and amortization of debt discounts and fees 43.2 45.8 89.0 Depreciation and amortization 58.8 60.7 119.5 Loss on disposal or impairment of assets 0.1 3.0 3.1 Stock-based compensation expense 7.1 9.9 17.0 Gain on consolidation of Treasure Coast(4) (2.2) — (2.2) Change in fair market value of equity securities 2.5 (2.4) 0.1 Payroll taxes on SARs exercise 1.5 — 1.5 Adjusted EBITDA $ 228.0 $ 162.2 $ 390.2 Weighted average common shares outstanding: Basic 98.2 98.7 98.5 Diluted 99.6 99.9 99.6 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Encompass Health Refer to pages 43-44 for end notes. 34

Reconciliation of net income to Adjusted EBITDA[17]

(in millions, except per share data)	2019 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma[2]	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 21)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 43-44 for end notes.

Encompass Health
35

Net cash provided by operating activities reconciled to Adjusted EBITDA(17) Q2 6 Months Full Year (In Millions) 2020 2019 2020 2019 2019 Net cash provided by operating activities $ 222.3 $ 145.4 $ 251.6 $ 305.3 $ 635.3 Interest expense and amortization of debt discounts and fees 45.8 37.7 89.0 74.9 159.7 Equity in net income of nonconsolidated affiliates 0.7 1.8 1.5 4.3 6.7 Net income attributable to noncontrolling interests in continuing operations (14.8) (19.7) (36.5) (42.6) (87.1) Amortization of debt-related items (1.7) (1.0) (3.1) (2.0) (4.5) Distributions from nonconsolidated affiliates (1.0) (2.5) (2.0) (4.6) (6.6) Current portion of income tax expense 22.3 25.5 48.0 53.7 75.9 Change in assets and liabilities (113.9) 65.2 40.5 101.7 180.1 Cash used in operating activities of discontinued operations — 1.5 0.1 4.5 4.4 Transaction costs — 0.4 — 1.0 2.1 Payroll taxes on SARs exercise — — 1.5 0.2 1.0 SARs mark-to-market impact on noncontrolling interests (see page 21) — (2.6) — (3.4) (5.0) Change in fair market value of equity securities (2.4) (0.3) 0.1 (1.2) (0.8) Other 4.9 0.8 (0.5) 3.3 3.7 Adjusted EBITDA $ 162.2 $ 252.2 $ 390.2 $ 495.1 $ 964.9 Encompass Health Refer to pages 43-44 for end notes. 36

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2020 2019 2020 2019 2019 (In Millions) Total segment Adjusted EBITDA $ 195.3 $ 283.0 $ 451.8 $ 559.3 $ 1,095.4 General and administrative expenses (43.0) (77.1) (78.6) (130.5) (247.0) Depreciation and amortization (60.7) (52.7) (119.5) (105.2) (218.7) Loss on disposal or impairment of assets (3.0) (1.3) (3.1) (2.4) (11.1) Government, class action, and related settlements(5) — — (2.8) — — Loss on early extinguishment of debt(3) — (2.3) — (2.3) (7.7) Interest expense and amortization of debt discounts and fees (45.8) (37.7) (89.0) (74.9) (159.7) Net income attributable to noncontrolling interests 14.8 19.7 36.5 42.6 87.1 SARs mark-to-market impact on noncontrolling interests (see page 21) — 2.6 — 3.4 5.0 Change in fair market value of equity securities 2.4 0.3 (0.1) 1.2 0.8 Gain on consolidation of former equity method location(2)(4) — — 2.2 — 19.2 Payroll taxes on SARs exercise — — (1.5) (0.2) (1.0) Income from continuing operations before income tax expense $ 60.0 $ 134.5 $ 195.9 $ 291.0 $ 562.3 Encompass Health Refer to pages 43-44 for end notes. 37

Reconciliation of net cash provided by operating activities to adjusted free cash flow(7) Q2 6 Months Full Year (In Millions) 2020 2019 2020 2019 2019 Net cash provided by operating activities $ 222.3 $ 145.4 $ 251.6 $ 305.3 $ 635.3 Impact of discontinued operations — 1.5 0.1 4.5 4.4 Net cash provided by operating activities of continuing operations 222.3 146.9 251.7 309.8 639.7 Capital expenditures for maintenance (35.7) (34.5) (73.5) (64.1) (167.1) Distributions paid to noncontrolling interests of consolidated affiliates (18.4) (17.0) (37.5) (36.5) (79.8) Items non-indicative of ongoing operating performance: Cash paid for SARs exercise (inclusive of payroll taxes) — — 102.1 13.4 69.6 Transaction costs and related assumed liabilities — 0.4 — 1.0 2.1 Cash paid for government, class action, and related settlements — 46.4 — 46.4 52.0 Adjusted free cash flow $ 168.2 $ 142.2 $ 242.8 $ 270.0 $ 516.5 Cash dividends on common stock $ 27.7 $ 26.6 $ 56.7 $ 54.9 $ 108.7 Encompass Health Refer to pages 43-44 for end notes. 38

Adjusted EPS(6) - Q2 2020 For the Three Months Ended June 30, 2020 Adjustments Change in Fair Market Value As Income Tax of Equity As Reported Adjustments Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 162.2 $ — $ — $ 162.2 Depreciation and amortization (60.7) — — (60.7) Interest expense and amortization of debt discounts and fees (45.8) — — (45.8) Stock-based compensation (9.9) — — (9.9) Loss on disposal or impairment of assets (3.0) — — (3.0) Change in fair market value of equity securities 2.4 — (2.4) — Income from continuing operations before income tax expense 45.2 — (2.4) 42.8 Provision for income tax expense (11.8) (0.4) 0.6 (11.6) Income from continuing operations attributable to Encompass Health $ 33.4 $ (0.4) $ (1.8) $ 31.2 Diluted earnings per share from continuing operations* $ 0.34 $ — $ (0.02) $ 0.31 Diluted shares used in calculation 99.9 Encompass Health * Adjusted EPS may not sum across due to rounding. 39 Refer to pages 43-44 for end notes.

Adjusted EPS[6] - Q2 2019

	For the Three Months Ended June 30, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 252.2	$ —	$ —	$ —	$ —	$ —	$ 252.2
Depreciation and amortization	(52.7)	—	—	—	—	—	(52.7)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—
Interest expense and amortization of debt discounts and fees	(37.7)	—	—	—	—	—	(37.7)
Stock-based compensation	(45.9)	31.4	—	—	—	—	(14.5)
Loss on disposal of assets	(1.3)	—	—	—	—	—	(1.3)
Transaction costs	(0.4)	—	—	—	0.4	—	—
SARs mark-to-market impact on noncontrolling interests (see page 21)	2.6	(2.6)	—	—	—	—	—
Change in fair market value of equity securities	0.3	—	—	—	—	(0.3)	—
Income from continuing operations before income tax expense	114.8	28.8	2.3	—	0.4	(0.3)	146.0
Provision for income tax expense	(23.5)	(7.8)	(0.6)	(7.2)	(0.1)	0.1	(39.1)
Income from continuing operations attributable to Encompass Health	$ 91.3	$ 21.0	$ 1.7	$ (7.2)	$ 0.3	$ (0.2)	$ 106.9
Diluted earnings per share from continuing operations*	$ 0.92	$ 0.21	$ 0.02	$ (0.07)	$ —	$ —	$ 1.08
Diluted shares used in calculation	99.3						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

40

Adjusted EPS[6] - YTD 2020

	For the Six Months Ended June 30, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 390.2	$ —	$ —	$ —	$ —	$ —	$ 390.2
Depreciation and amortization	(119.5)	—	—	—	—	—	(119.5)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(89.0)	—	—	—	—	—	(89.0)
Stock-based compensation	(17.0)	—	—	—	—	—	(17.0)
Loss on disposal or impairment of assets	(3.1)	—	—	—	—	—	(3.1)
Change in fair market value of equity securities	(0.1)	—	—	0.1	—	—	—
Gain on consolidation of Treasure Coast[4]	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	159.4	2.8	—	0.1	(2.2)	1.5	161.6
Provision for income tax expense	(38.9)	(0.7)	(4.7)	—	0.6	(0.4)	(44.1)
Income from continuing operations attributable to Encompass Health	$ 120.5	$ 2.1	$ (4.7)	$ 0.1	$ (1.6)	$ 1.1	$ 117.5
Diluted earnings per share from continuing operations*	$ 1.21	$ 0.02	$ (0.05)	$ —	$ (0.02)	$ 0.01	$ 1.18
Diluted shares used in calculation	99.6						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

Encompass Health

41

Adjusted EPS[6] - YTD 2019

	For the Six Months Ended June 30, 2019							
		Adjustments						
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA	$ 495.1	$ —	$ —	$ —	$ —	$ —	$ —	$ 495.1
Depreciation and amortization	(105.2)	—	—	—	—	—	—	(105.2)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(74.9)	—	—	—	—	—	—	(74.9)
Stock-based compensation	(65.3)	41.0	—	—	—	—	—	(24.3)
Loss on disposal of assets	(2.4)	—	—	—	—	—	—	(2.4)
Transaction costs	(1.0)	—	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 21)	3.4	(3.4)	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	248.4	37.6	2.3	—	1.0	(1.2)	0.2	288.3
Provision for income tax expense	(54.3)	(10.2)	(0.6)	(12.4)	(0.3)	0.3	—	(77.5)
Income from continuing operations attributable to Encompass Health	$ 194.1	$ 27.4	$ 1.7	$ (12.4)	$ 0.7	$ (0.9)	$ 0.2	$ 210.8
Diluted earnings per share from continuing operations*	$ 1.95	$ 0.28	$ 0.02	$ (0.12)	$ 0.01	$ (0.01)	$ —	$ 2.12
Diluted shares used in calculation	99.5							

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

Encompass Health

42

End notes (1) In April 2020, the Company initiated a program for eligible frontline employees to earn additional paid time off in recognition of their outstanding efforts responding to the COVID-19 pandemic. The Company accrued approximately $43 million in salary and benefits expense in Q2 2020 in connection with this award (approximately $29 million in the inpatient rehabilitation segment; approximately $14 million in the home health and hospice segment). (2) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (3) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of ~$102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company’s September 2019 public offering of $1 billion of senior unsecured notes (see end note 9). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019. (4) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (5) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (6) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (7) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2020, the remaining repurchase authorization was approximately $199 million. Repurchases were suspended in mid-March 2020. Encompass Health * Reconciliations to GAAP provided on pages 34-42 43

End notes, con’t. (9) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company’s revolving credit facility. In May 2020, the Company re-opened these notes and issued an additional $300 million of 4.5% Senior Notes due 2028 and $300 million of 4.75% Senior Notes due 2030. The proceeds were used to repay borrowings under the Company’s revolving credit facility. (10) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (11) Represents discharges from 136 consolidated hospitals in Q2 2020; 134 consolidated hospitals in Q1 2020; 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; and 129 consolidated hospitals in Q1 2019 (12) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (14) Represents home health admissions from 244 consolidated locations in Q2 2020 and Q1 2020; 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; and 219 consolidated locations in Q1 2019 (15) Represents hospice admissions from 83 locations in Q2 2020, Q1 2020 and Q4 2019; 82 locations in Q3 2019; and 59 locations in Q2 and Q1 2019 (16) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (17) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Encompass Health 44